                                                                     EXHIBIT 3.1

                                   EXHIBIT A
                              FORM OF GLOBAL NOTE


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                     11 3/8% SENIOR NOTES DUE JANUARY 1, 2009

                             CUSIP NO. 582268 AA6


No. R-__                                                           $____,000,000

     McLeodUSA Incorporated, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______ HUNDRED MILLION DOLLARS ($____,000,000) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on January 1, 2009, and to pay interest thereon from the Issue Date, semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 2001, at the rate of 11.375% per annum, until the principal hereof is paid or made available for payment.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The principal of this Note shall accrue interest at the rate of 11.375% per annum, and in the case of a default in payment of principal and premium, if any, upon acceleration or redemption, in which case interest shall be payable pursuant to the preceding paragraph on such overdue principal

(and premium, if any), such interest shall be payable on demand and, if not so paid on demand, such interest shall itself bear interest at the rate of 12.375% per annum (to the extent that the payment of such interest shall be legally enforceable), and shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest on unpaid interest shall also be payable on demand.

     Payment of the principal of (and premium, if any) and interest on this Note will be made at the corporate trust office of the Trustee and at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:



                              MCLEODUSA INCORPORATED



                              By____________________________

Attest:


______________________________


     This Note is one of the Securities referred to in the within-mentioned Indenture.

Dated:



                              UNITED STATES TRUST COMPANY
                                  OF NEW YORK,
                                    as Trustee



                              By___________________________
                                   Authorized Signatory

     This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of January 15, 2001, between the Company and United States Trust Company of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part) (such Indenture, the "Shelf Indenture") as supplemented by the First Supplemental Indenture dated as of January 15, 2001, between the Company and the Trustee (the "First Supplemental Indenture"), duly executed and delivered by the Company to the Trustee. The Shelf Indenture, as supplemented by the First Supplemental Indenture and by any other indentures supplemental thereto that are applicable to the Notes, is referred to herein as the "Indenture." Under the Shelf Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Shelf Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 11 3/8% Senior Notes due January 1, 2009 (the "Notes") issued under the Indenture. The Notes are limited in aggregate principal amount to $750,000,000. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Notes do not have the benefit of any sinking fund obligations.

     The Indenture provides that, subject to certain conditions, if (i) a Change of Control (as defined in the Indenture) occurs or (ii) certain Excess Proceeds are available to the Company as a result of any Asset Sale, the Company shall be required to make a Change of Control Offer or an Asset Sale Offer, as the case may be, for all or a specified portion of the Notes.

     In the event of a deposit or withdrawal of an interest in this Note (including upon an exchange, transfer, redemption or repurchase of this Note in part only) effected in accordance with the Indenture, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Note, shall make an adjustment on its records to reflect an increase or decrease of the outstanding principal amount of this Note resulting from such deposit or withdrawal, as the case may be.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     Article Fourteen of the Shelf Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note, or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein. Such Article Fourteen, as modified by Section 1.18 of the First Supplemental Indenture, shall apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

     THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

                  ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER



To assign this Note fill in the form below:
(I) or (we) assign and transfer this Note to


______________________________________________________________________________
(Insert assignee's social security or tax identification number, if any)


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type assignee's name, address and zip code)

Your signature:_______________________________________________________________
          (Sign exactly as your name appears on the other side of this Note)

Date:_________________________

Signature Guarantee:__________________________________________________________
          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.07 or 4.08 of the First Supplemental Indenture, check here____.

     If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the First Supplemental Indenture, state the amount (amount must be an integral multiple of $1,000):

                               $________________


Dated:_________________        Your Signature:_________________________
                                         (sign exactly as your name
                                         appears on the other side of
                                         this Note)


Signature Guarantee:__________________________________________________________
          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.